EXHIBIT 17.1
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                              ROBSON & MILLER. LLP
                               COUNSELLORS AT LAW
                          530 FIFTH AVENUE, 23RD FLOOR
                             NEW YORK, NY 10036-5101
                               TEL: (212) 944-7595
                               FAX: (212) 944-7630


                                  JUNE 8, 2005


Board of Directors
Waste Technology Corp.
5400 Rio Grande Avenue
Jacksonville, FL 32205



Dear Sirs or Madam:

     Please be advised that for personal reasons I herewith resign as a Director of Waste Technology Corp. effective immediately. It has been a pleasure to serve on the Board and I wish you good luck and great success in the future.




                                                    Very truly yours,

                                                    /s/ Morton S. Robson
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                                                    Morton S. Robson